Exhibit 10.5

EXHIBIT A

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND ARE “RESTRICTED SECURITIES” AS THAT TERM IS DEFINED IN RULE 144 UNDER THE SECURITIES ACT. SUCH SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND THE APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE REASONABLE SATISFACTION OF COUNSEL TO THE ISSUER.

$__________________, 2006

8% SENIOR SECURED PROMISSORY NOTE

1. Obligation. For value received, VENDINGDATA CORPORATION, a Nevada corporation (“Maker”), promises to pay to __________________ ("Holder"), the Principal Amount and Interest (both as defined below) in the manner and upon the terms and conditions set forth herein.

2. Principal Amount and Interest. The principal amount (“Principal Amount”) of this Note is __________ Dollars ($_______). This Note shall bear interest on the unpaid Principal Amount at the rate of eight percent (8%) per annum (“Interest”). The Principal Amount shall be payable as follows: (i) four installments of $_____________ [RATABLE PORTION OF $1.5 MILLION] on each of May 2, 2007, 2008, 2009 and 2010, subject to adjustment as set forth in Section 4.11 of the Note Purchase Agreement (defined below), and (ii) the balance due and payable on March 31, 2011. The accrued and unpaid Interest shall be paid in semi-annual installments, commencing on June 1, 2006 and continuing thereafter on each June 1st and December 1st until all amounts owing under this Note are paid in full.

3. Manner and Place of Payment. Payments of the Principal Amount and Interest shall be made in lawful money of the United States of America. Principal and Interest are payable at _______________________ or at such other place as Holder may designate in writing.

4. Prepayment. Maker shall have the right, at any time or from time to time, to prepay, in whole or in part, the unpaid Principal Amount of this Note, without penalty or premium.

5. 8% Senior Secured Promissory Note; Security Agreement. This Note is being delivered under that certain 8% Senior Secured Note Purchase Agreement (“Note Purchase Agreement”) between Maker and Holder dated May 1, 2006. Maker’s obligations under this Note are subject to a security interest in the assets of Maker, pursuant to that certain Security Agreement (“Security Agreement”) dated May 1, 2006 entered into between Maker and Holder.

6. Events of Default. The following shall each constitute an “Event of Default” under this Note: (i) default in the payment when due of any amount required hereunder, (ii) default in Maker’s performance of any other obligation hereunder or under the Security Agreement, the Note Purchase Agreement, the Registration Rights Agreement or the Warrant that remains uncured ten days after receipt of written notice of default, or (iii) any of the following events of bankruptcy or insolvency: (A) the Maker shall file a voluntary bankruptcy or reorganization petition under the provisions of the Federal Bankruptcy Act, any other bankruptcy or insolvency law or any other similar statute applicable to the Maker (“Bankruptcy Laws”), (B) the Maker shall consent to the filing of any bankruptcy or reorganization petition against it under any Bankruptcy Law, (C) the Maker shall make an assignment for the benefit of his creditors, (D) the Maker shall admit in writing its inability to pay its debts generally as they become due, (E) the Maker shall consent to the appointment of a receiver, trustee, or by the order of a court of competent jurisdiction, a receiver, liquidator or trustee of the Maker or of any substantial part of its property shall not have been discharged within a period of sixty (60) days, (F) by decree of such a court, the Maker shall be adjudicated bankrupt or insolvent or any substantial part of the property of the Maker shall have been sequestered and such degree shall have continued undischarged and unstayed for a period of sixty (60) days after the entry thereof, or (G) an involuntary bankruptcy reorganization petition pursuant to any Bankruptcy Law shall be filed against the Maker (and, in the case of any such petition filed pursuant to any provision of a statute which requires the approval of such petition by a court, shall be approved by such a court) and shall not be dismissed within sixty (60) days after such filing.

7. Acceleration Upon Event of Default or Change in Control. Upon the occurrence of an Event of Default specified in Section 6 above or a Change in Control (as defined below), the entire Principal Amount and all Interest shall, at the option of Holder evidenced by a written notice to Maker, become immediately due and payable, without further presentment, notice or demand for payment. For purposes of this Note, a “Change in Control” shall mean the occurrence of any of the following events: (i) a sale of all or substantially all of the assets of the Maker; (ii) a liquidation or dissolution of the Maker; (iii) a merger or consolidation in which the Maker is not the surviving corporation, unless the stockholders of the Maker immediately prior to such consolidation, merger or reorganization, own more than 50% of the Maker’s voting power immediately after such; (iv) a reverse merger in which the Maker is the surviving corporation but the shares of Common Stock and securities convertible into Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; (v) any consolidation or merger of the Maker, or any other corporate reorganization, in which the stockholders of the Maker immediately prior to such consolidation, merger or reorganization, own less than 50% of the Maker’s voting power immediately after such consolidation, merger or reorganization; or (vi) any Person other than James Crabbe becomes the owner, directly or indirectly, of securities of the Maker representing more than 50% of the combined voting power of the Maker’s then outstanding securities; provided, however, that a “Change in Control” shall not include any transaction the sole purpose of which is to change the state of the Maker’s incorporation.

8. Expenses of Enforcement. Maker agrees to pay all reasonable costs and expenses, including, without limitation, reasonable attorneys’ fees, as a court of competent jurisdiction shall award, which Holder shall incur in connection with any legal action or legal proceeding commenced for the collection of this Note or the exercise, preservation or enforcement of Holder’s rights and remedies thereunder.

9. Cumulative Rights and Remedies. All rights and remedies of Holder under this Note shall be cumulative and not alternative and shall be in addition to all rights and remedies available to Holder under applicable law.

10. Governing Law. This Note shall be governed by and interpreted and construed in accordance with the laws of the State of Nevada.

11. Notices and Demands. Any notice or demand which by any provision of this Note is required or provided to be given shall be in writing and shall be deemed to have been given or served sufficiently for all purposes if sent as provided in the Note Purchase Agreement or through a nationally-recognized overnight courier and simultaneously transmitted by facsimile to the following respective addresses and facsimile telephone numbers:

Maker:   VendingData Corporation.
6830 Spencer Street
Las Vegas, NV 89119
Attention: Mark R. Newburg,
President and Chief Executive Officer
Facsimile: (702) 733-7197

or at any other address designated by Maker to Holder in writing.

Holder:

Attention:
Facsimile:

or at any other address designated by Holder to Maker in writing, and if to an assignee of Holder, to its address as designated to Maker in writing.

IN WITNESS WHEREOF, Maker has caused this Note to be executed and delivered at Las Vegas, Nevada effective as of the day and year first above written.

VENDINGDATA CORPORATION

By:
Mark R. Newburg,
President and Chief Executive Officer